Exhibit 10.2

Final Form

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Investment Agreement”), dated [ ● ], 2021, is entered into by and between AEA-Bridges Impact Corp., a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Business Combination (as defined herein) (“SPAC”), LW EV Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of SPAC (“HoldCo”) and [ KYMCO Entity ] (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement (as defined below).

RECITALS

WHEREAS, as set forth in that certain Business Combination Agreement, dated as of the date hereof (as the same may be amended, restated, modified or supplemented from time to time, the “Transaction Agreement”), by and among HoldCo, Harley-Davidson, Inc., a Wisconsin corporation (“HD”), SPAC, LiveWire EV, LLC, a Delaware limited liability company (“LiveWire”) and LW EV Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of HoldCo, the parties thereto have agreed, among other things and in accordance with the terms and subject to the conditions set forth in the Transaction Agreement, that simultaneously with the Closing (as defined below), among other things, (a) HoldCo will become the sole stockholder of SPAC and (b) SPAC will become the sole equityholder and managing member of LiveWire (the “Business Combination”);

WHEREAS, prior to the consummation of the Business Combination, pursuant to the terms of that certain Separation Agreement, dated as of the date hereof (the “Separation Agreement”), by and between HD and LiveWire, HD will separate LiveWire from the HD Group (as defined in the Separation Agreement) to create separate, standalone companies (the “Separation”), one comprising (i) the Harley Business (as defined in the Separation Agreement), which shall be owned and conducted, directly or indirectly, by HD and its subsidiaries (excluding LiveWire and its subsidiaries) following the Separation and (ii) the LiveWire Business (as defined in the Separation Agreement), which shall be owned and conducted, directly or indirectly, by HoldCo and its subsidiaries following the Separation;

WHEREAS, following execution and delivery of this Investment Agreement and the Transaction Agreement, HoldCo and certain parties (such parties, the “PIPE Investors”) may enter into one or more subscription agreement (the “PIPE Subscription Agreements”), for a private placement of shares of common stock, par value $0.0001 per share, of HoldCo (“Common Stock”), to be consummated immediately prior to the consummation of the Business Combination (the “PIPE Offering”);

WHEREAS, in connection with the closing of the Business Combination, the shares of Common Stock will be registered as a class under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed for trading on the New York Stock Exchange (the “NYSE”);

WHEREAS, as set forth in that certain Long-Term Collaboration Agreement, dated as of December 12, 2021 (the “Commercial Agreement”), by and between KWANG YANG MOTOR CO., LTD. and LiveWire EV, LLC, the parties to the Commercial Agreement have agreed to partner on certain opportunities involving the LiveWire Business (the “Contemplated Cooperation”); and

WHEREAS, in connection with the Contemplated Cooperation, in accordance with the terms and subject to the conditions set forth in this Investment Agreement, (i) the Investor desires to purchase from HoldCo a certain number of shares of Common Stock as set forth in this Investment Agreement, and (ii) HoldCo desires to issue and sell to the Investor such shares of Common Stock in consideration of the payment of the Purchase Price (as defined below) by the Investor to HoldCo on or prior to the Closing Date (as defined below).

AGREEMENT

NOW, THEREFORE, in connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the parties hereto hereby acknowledge and agree as follows:

1.

INVESTMENT. Subject to the terms and conditions hereof, the Investor hereby agrees to purchase, and HoldCo hereby agrees to issue and sell to the Investor, in each case on the Closing Date (as defined below), [ ● ] shares of Common Stock at a purchase price of $10.00 per share (the “Per-Share Price”). The shares of Common Stock to be purchased by the Investor pursuant to this Section 1 are hereinafter referred to as the “Shares”; and the U.S. dollar amount equal to the number of Shares multiplied by the Per-Share Price is hereinafter referred to as the “Purchase Price.”

2.	CLOSING.

(a)

The closing of the sale of Shares contemplated hereby (the “Closing”) shall occur on the date (the “Closing Date”) of the consummation of the Business Combination pursuant to the Transaction Agreement and shall be conditioned upon the prior or substantially concurrent consummation of the Business Combination, the Separation and the PIPE Offering. At least three (3) Business Days before the anticipated Closing Date, HoldCo shall deliver written notice to the Investor (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to HoldCo. No later than two (2) Business Days prior to the Closing Date, the Investor shall deliver or cause to be delivered to HoldCo (A) the Purchase Price via wire transfer of United States dollars in immediately available funds to the account specified by HoldCo in the Closing Notice, such funds to be held by HoldCo in escrow until the Closing, and (B) such information as is reasonably requested in the Closing Notice in order for HoldCo to cause the Shares to be issued and delivered to the Investor. HoldCo shall deliver to the Investor (1) at the Closing, the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Investment Agreement or applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, and (2) as promptly as practicable after the Closing, written notice from HoldCo or its transfer agent evidencing the issuance to the Investor of the Shares on and as of the Closing Date; provided, however, that HoldCo’s obligation to issue the Shares to the Investor is contingent upon HoldCo having received the Purchase Price in full accordance with this Section 2. In the event that the Closing Date does not occur within ten (10) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by HoldCo and the Investor, HoldCo shall promptly (but not later than one (1) Business Day thereafter) return the funds so delivered by the Investor to HoldCo by wire transfer in immediately available funds to the account specified by the Investor; provided, that unless this Investment Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Investment Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing following HoldCo’s delivery to Investor of a new Closing Notice. For purposes of this Investment Agreement, “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(b)	Prior to or at the Closing, Investor shall deliver to HoldCo a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8.

(c)	Closing Conditions. In addition to the conditions set forth in Section 2(a):

(i)	General Conditions. The Closing is also subject to the satisfaction or valid waiver in writing by each party of the conditions that, on the Closing Date:

(1)

no applicable governmental authority shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated by this Investment Agreement, the Transaction Agreement, the Separation Agreement or the PIPE Subscription Agreements illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby or thereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(2)

all conditions precedent to the closing of the Business Combination set forth in the Transaction Agreement, including the consummation of the Separation and the PIPE Offering, shall have been satisfied or waived by the applicable party (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Transaction Agreement, the Separation Agreement and the PIPE Subscription Agreements).

(ii)	HoldCo Conditions. The obligations of HoldCo to consummate the Closing are also subject to the satisfaction or valid waiver in writing by HoldCo of the additional conditions that, on the Closing Date:

(1)

all representations and warranties of the Investor contained in this Investment Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such specified date), and consummation of the Closing, shall constitute a reaffirmation by the Investor of each of the representations, warranties and agreements of the Investor contained in this Investment Agreement as of the Closing Date, or such specified date, as applicable;

(2)

the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Investment Agreement to be performed, satisfied or complied with by it at or prior to Closing; and

(3)	the Commercial Agreement shall have been executed and delivered by the Investor or its affiliate(s) party thereto.

(iii)

Investor Conditions. The obligations of the Investor to consummate the Closing are also subject to the satisfaction or valid waiver in writing by the Investor of the additional conditions that, on the Closing Date:

(1) all representations and warranties of HoldCo and SPAC contained in this Investment Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such specified date), and consummation of the Closing, shall constitute a reaffirmation by SPAC and HoldCo of each of the representations, warranties and agreements of SPAC and HoldCo contained in this Investment Agreement as of the Closing Date, or such specified date, as applicable;

(2) SPAC and HoldCo shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Investment Agreement to be performed, satisfied or complied with by each of them at or prior to Closing;

(3) there shall have been no amendment or modification of, or waiver with respect to, the terms of the Transaction Agreement, as in effect as of the date hereof, that would reasonably be expected to materially and adversely affect the economic benefits that the Investor reasonably would expect to receive pursuant to this Investment Agreement (it being understood that any such amendment, modification or waiver resulting in (i) an increase in the valuation of LiveWire in connection with the Business Combination would have such a material and adverse effect and (ii) a decrease in the valuation of LiveWire in connection with the Business Combination and/or the failure by one or more PIPE Investors to meet their closing funding obligations in violation of the PIPE Subscription Agreements would not have such a material and adverse effect) without SPAC and HoldCo having received Investor’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, that the foregoing condition shall not apply with respect to any amendment, modification or waiver of Section 11.3(e) of the Transaction Agreement (or the effects thereof); and

(4) the Commercial Agreement shall have been executed and delivered by LiveWire.

3.

FURTHER ASSURANCES. At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the investment as contemplated by this Investment Agreement.

4.

SPAC AND HOLDCO REPRESENTATIONS AND WARRANTIES. Each of SPAC and HoldCo represents and warrants to the Investor, as of the date of this Investment Agreement and as of the Closing Date (except as otherwise specified below), that:

(a)

As of the date hereof, SPAC is an exempted company duly incorporated validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction) and HoldCo is duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware; and each of SPAC and HoldCo has corporate power and authority to own, lease and operate its properties and conduct its business as presently proposed to be conducted and to enter into, deliver and perform its obligations under this Investment Agreement. SPAC has no direct or indirect subsidiaries, other than HoldCo and any merger subsidiaries formed in connection with the Business

Combination. As of the Closing Date, following the Domestication, SPAC will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware; and SPAC will have corporate power and authority to own, lease and operate its properties and conduct its business as then proposed to be conducted and to perform its obligations under this Investment Agreement.

(b)

As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Investment Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under HoldCo’s organizational documents, or under applicable law, or under any other agreement to which HoldCo is a party or by which HoldCo is bound.

(c)

This Investment Agreement has been duly authorized, executed and delivered by SPAC and HoldCo and, assuming that this Investment Agreement constitutes a valid and binding agreement of the Investor, is a valid and binding obligation of SPAC and HoldCo, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether considered at law or equity.

(d)

The issuance and sale of the Shares and the compliance by SPAC and HoldCo with all of the provisions of this Investment Agreement and the consummation of the transactions herein will be done in accordance with NYSE rules and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC or HoldCo or any of their respective subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or HoldCo or any of their respective subsidiaries is a party or by which SPAC or HoldCo or any of its subsidiaries is bound or to which any of the property or assets of SPAC or HoldCo is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, prospects, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of SPAC or HoldCo (including following the closing of the Business Combination) or materially affect the validity of the Shares or the ability or legal authority of SPAC or HoldCo to timely perform in all material respects their respective obligations under the terms of this Investment Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of SPAC or HoldCo; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or HoldCo or any of their respective properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)

As of their respective dates, all reports or other filings (the “SEC Reports”) required to be filed by SPAC or HoldCo with the U.S. Securities and Exchange Commission (the “SEC”) have been timely filed and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports, when filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof to the knowledge of SPAC, there are no material outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. The financial statements of SPAC and HoldCo included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of SPAC and HoldCo as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of interim unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. For the avoidance of doubt, any restatement of the financial statements of SPAC or HoldCo and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date hereof, shall not be deemed to constitute a breach of this Section 4.

(f)

Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Investment Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by HoldCo to the Investor.

(g)

No consent, waiver, authorization, approval, filing with or notification to any court or other federal, state, local or other governmental authority is required on the part of SPAC or HoldCo with respect to the execution, delivery or performance by SPAC or HoldCo of this Investment Agreement (including without limitation the issuance of the Shares), other than (i) the filings required by applicable state or federal securities laws, (ii) the filings required by the NYSE, or (iii) those consents, waivers, authorizations, approvals, filings or notifications the failure of which to give, make or obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)	None of SPAC, HoldCo or any person acting on behalf of SPAC or HoldCo has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(i)

Neither SPAC nor HoldCo has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Investment Agreement for which the Investor could become liable.

(j)

As of the date of this Investment Agreement, the authorized capital stock of SPAC consists of (i) 50,000,000 of SPAC’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), 40,000,000 of which are issued and outstanding, (ii) 50,000,000 of SPAC’s Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”), 10,000,000 of which are issued and outstanding, and (iii) 5,000,000 of SPAC’s preference shares, par value $0.0001 per share, none of which are issued and outstanding. All of the outstanding shares of capital stock of HoldCo are owned by SPAC. There are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any equity capital of SPAC. There are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the (i) Shares pursuant to this Investment Agreement or (ii) the shares of Common Stock to be issued pursuant to any PIPE Subscription Agreement (if any). There are no outstanding contractual obligations of SPAC to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity. Except pursuant to the PIPE Subscription Agreements (if any), the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof there are no outstanding options, warrants, or other rights to subscribe for, purchase or acquire from SPAC any equity interests in SPAC, or securities convertible into or exchangeable or exercisable for any such equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any securities of SPAC, other than (i) as set forth in the SEC Reports and (ii) as contemplated by the Transaction Agreement (including the exhibits thereto).

(k)

Each of SPAC and HoldCo acknowledges that there have been no representations or warranties made to SPAC or HoldCo by the Investor, or its officers, employees or directors or other representatives, expressly or by implication, other than those representations or warranties of the Investor explicitly included in Section 5 of this Investment Agreement.

(l)	Neither SPAC nor HoldCo is, and immediately after receipt of payment for the Shares, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)

Each of SPAC and HoldCo is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, neither SPAC nor HoldCo has received any written communication from a governmental authority that alleges that SPAC or HoldCo is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)

Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC, threatened against SPAC or HoldCo or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against SPAC or HoldCo.

(o)

As of the date hereof, other than the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, neither SPAC nor HoldCo has entered into any agreement (including any side letter or similar agreement) with any PIPE Investor in connection with such PIPE Investor’s direct or indirect investment in SPAC or HoldCo (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of SPAC by existing securityholders of SPAC, which may be effectuated as a forfeiture to HoldCo or SPAC and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of SPAC or HoldCo pursuant to the Transaction Agreement). Each PIPE Subscription Agreement entered into as of the date hereof contains a per-share purchase price for the shares of Common Stock to be purchased thereunder that is equal to the Per-Share Price, and the other terms and conditions of each PIPE Subscription Agreement are not materially more advantageous to the PIPE Investor thereunder than the terms and conditions of this Investment Agreement; and no provision of any PIPE Subscription Agreement shall be amended, modified or waived after the date hereof in a manner that results in the terms and conditions of such PIPE Subscription Agreement being more favorable to the PIPE Investor thereunder than the terms and conditions of this Investment Agreement are to the Investor.

(p)

Prior to the Investor’s execution and delivery of this Investment Agreement, SPAC has furnished to the Investor true and complete copies of the Transaction Agreement and the Separation Agreement, each as it will be in effect following its execution and delivery by the parties thereto on the date hereof.

(q)

The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by the NYSE or the SEC to deregister the Class A Shares under the Exchange Act or prohibit or terminate the listing of the Class A Shares, or suspend the trading of the Class A Shares, on the NYSE. SPAC has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on the NYSE. Upon consummation of the Business Combination, the issued and outstanding shares of Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the NYSE.

(r)

There has been no action taken by SPAC or HoldCo or, to the knowledge of SPAC, any officer, director, equityholder, manager, employee, agent or representative of SPAC or HoldCo, in each case, acting on behalf of SPAC or HoldCo, in violation of any applicable Anti-Corruption Laws (as defined below). Neither SPAC nor HoldCo: (i) has been convicted of violating any Anti-Corruption Laws or, to the knowledge of SPAC, been subject to any investigation by a governmental authority for potential violation of any applicable Anti-Corruption Laws; (ii) has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws; or (iii) has received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption in the jurisdictions in which SPAC and HoldCo operate.

(s)

Each of SPAC and HoldCo acknowledges that neither the due diligence investigation conducted by the Investor in connection with making its decision to acquire the Shares nor any representations and warranties made by the Investor herein shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of SPAC’s and HoldCo’s representations and warranties contained herein.

(t)

Prior to the date hereof, each of SPAC and HoldCo has made available to the Investor written due diligence information concerning SPAC, HoldCo, the Business Combination, the Separation and the LiveWire Business (as defined in the Separation Agreement) that is not materially different, in scope or content, from any such written information made available by SPAC or HoldCo (including their respective representatives and agents) to any current PIPE Investor as of the date hereof.

5.	INVESTOR REPRESENTATIONS AND WARRANTIES. The Investor represents and warrants to HoldCo, as of the date of this Investment Agreement and as of the Closing Date, that:

(a)

The Investor is (i) an Institutional Account (as defined in FINRA Rule 4512(c)) and (ii) (x) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or (y) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A).

(b)

The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to HoldCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales qualifying as “offshore transactions” within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry account representing the Shares shall contain a legend to such effect. The Investor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the SEC after the Closing Date and that the provisions of Rule 144(i) will apply to the Shares. The Investor understands and agrees that the Shares will be subject to the transfer restrictions set forth in Section 10 and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)

The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from HoldCo. The Investor further acknowledges that there have been no representations, warranties, covenants or agreements made to the Investor by SPAC or HoldCo, any of their respective officers or directors or other representatives, expressly or by implication, other than those representations, warranties, covenants and agreements of SPAC and HoldCo explicitly included in this Investment Agreement.

(d)

The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar Law.

(e)

Subject to the truth and accuracy of SPAC’s and HoldCo’s representations and warranties in Sections 4(p) and 4(t), the Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. Subject to the truth and accuracy of SPAC’s and HoldCo’s representations and warranties in Sections 4(p) and 4(t), the Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information from SPAC and HoldCo concerning SPAC and HoldCo and an investment in the Shares as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f)

The Investor acknowledges that HoldCo represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g)

The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including but not limited to those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

(h)

The Investor acknowledges that the Investor (and not SPAC or HoldCo) shall be responsible for any tax liabilities that may arise as a result of the transactions contemplated by this Investment Agreement. The Investor acknowledges that none of SPAC, HoldCo or any representative of SPAC or HoldCo has provided, or will provide, the Investor with tax advice regarding the Shares, SPAC, HoldCo or the execution of this Investment Agreement, and each of SPAC and HoldCo has advised the Investor to consult the Investor’s own tax advisor with respect to the tax consequences of each of the foregoing, including but not limited to any applicable elections, withholdings or other matters relating to the Shares, SPAC, HoldCo or the execution of this Investment Agreement.

(i)

Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in HoldCo. The Investor acknowledges specifically that a possibility of total loss exists.

(j)

In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by SPAC , HoldCo, LiveWire or any of their respective Representatives concerning HoldCo or the Shares or the offer and sale of the Shares, other than those representations, warranties, covenants and agreements included in this Investment Agreement.

(k)

The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(l)

The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Investment Agreement.

(m)

The execution, delivery and performance by the Investor of this Investment Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s charter documents, including without limitation, its incorporation or formation papers, bylaws, indenture of trust or partner or operating agreement, as may be applicable. The signature on this Investment Agreement is genuine, the signatory has been duly authorized to execute the same, and assuming this Investment Agreement constitutes a valid and binding agreement of each of SPAC and HoldCo, this Investment Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether considered at law or equity.

(n)	[Reserved]

(o)

The Investor is not, and has not at any time during the past five (5) years been, (i) a person or entity named on, or otherwise owned or controlled by or acting on behalf of, a person or entity named on, the Specially Designated Nationals and Blocked Persons List administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or on any similar list of sanctioned persons maintained by the U.S. Government, the European Union or any European Union Member State, including the United Kingdom, or a person or entity with whom transactions are restricted or prohibited by any OFAC sanctions program or any sanctions program of the European Union or any European Union Member State, including the United Kingdom or (ii) a non-U.S. shell bank or providing banking services directly or indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided, that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, Investor maintains policies and procedures reasonably designed to ensure compliance with sanctions and export control laws in each of the jurisdictions in which the Investor operates. The Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

(p)

The Investor will have sufficient funds to pay the Purchase Price pursuant to Section 2 hereto at the Closing. The Investor acknowledges and agrees that its obligations hereunder are not in any way contingent or otherwise subject to: (i) the Investor consummating any financing arrangements or obtaining any financing; or (ii) the availability of any financing to the Investor or any of its affiliates.

(q)

No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in HoldCo as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over HoldCo from and after the Closing as a result of the purchase and sale of Shares hereunder.

(r)

As of the date hereof, the Investor does not have, and during the thirty (30) day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of SPAC. Notwithstanding the foregoing, nothing in this Section 5(r) (i) shall apply to any entities under common management with the Investor (including the Investor’s controlled affiliates and/or affiliates) from entering into any such transactions; and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the representations set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Investment Agreement.

(s)

Investor, together with its affiliates holding the Shares, are not currently (and at all times through Closing will refrain from being or becoming) members of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) with any other person(s) acting for the purpose of acquiring, holding, voting or disposing of equity securities of HoldCo or LiveWire (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t)	No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares to Investor.

6.

SURVIVAL. All of the representations and warranties contained in this Investment Agreement shall survive the Closing until the expiration of any statute of limitations under applicable law. All of the covenants and agreements made by each party hereto in this Investment Agreement shall survive the Closing until the expiration of any statute of limitations under applicable law.

7.	REGISTRATION RIGHTS.

(a)

In the event that the Shares are not registered in connection with the consummation of the closing of the Business Combination, HoldCo agrees that HoldCo will use commercially reasonable efforts to submit or file with the SEC (at HoldCo’s sole cost and expense) a registration statement (including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement, the “Registration Statement”) registering the resale of the Shares, within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), and HoldCo shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day after the filing thereof (or the 90th calendar day after the filing thereof if the SEC notifies HoldCo that it will “review” the Registration Statement) following the Closing Date and (ii) the fifth Business Day after the date HoldCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that HoldCo’s obligations to include the Shares in the Registration Statement are contingent upon the Investor furnishing in writing to HoldCo such information regarding the Investor, the securities of HoldCo held by the Investor and the intended method of disposition of the Shares as shall be reasonably requested by HoldCo to effect the registration of the Shares, and shall execute such documents in connection with such registration as HoldCo may reasonably request that are customary of a selling stockholder in similar situations, including providing that HoldCo shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder. HoldCo will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor to review disclosure regarding the Investor at least two (2) Business Days prior to the filing thereof; and HoldCo will reasonably promptly notify the Investor promptly upon the effectiveness of the Registration Statement. HoldCo will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, until the earliest of: (i) the date on which all of the Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) and without the requirement that HoldCo be in compliance with the current public information requirements under Rule 144; (ii) the date on which all of the Shares have actually been sold; and (iii) the date which is three (3) years after the Closing. For purposes of clarification, any failure by HoldCo to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve HoldCo of its obligations to file or obtain the effectiveness of the Registration Statement set forth in this Section 7.

(b)

In no event shall the Investor be identified as a statutory underwriter in the Registration Statement; provided, that if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to HoldCo or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the SEC prevents HoldCo from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares, HoldCo shall use its best efforts to ensure that the SEC determines that (1) the offering contemplated by the Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 under the Securities Act and (2) the Investor is not a statutory underwriter. If HoldCo is unsuccessful in the efforts described in the preceding sentence, then HoldCo shall cause such Registration Statement to register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC; and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, HoldCo shall amend the Registration Statement or file a new Registration Statement (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Shares and cause such Registration Statement to become effective as promptly as practicable after the filing thereof.

(c)

Notwithstanding anything to the contrary in this Investment Agreement, HoldCo shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) if any information (e.g., compensation data) is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of HoldCo’s Chief Executive Officer, Chief Financial Officer or General Counsel, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (ii) at any time HoldCo is required to file a post-effective amendment to the Registration Statement and the SEC has not declared such amendment effective (if such declaration of effectiveness is required) or (iii) if the negotiation or consummation of a transaction by HoldCo or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, HoldCo’s Chief Executive Officer, Chief Financial Officer or General Counsel reasonably believes, upon the advice of legal counsel, would require additional disclosure by HoldCo in the Registration Statement of material information that HoldCo has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of HoldCo’s Chief Executive Officer, Chief Financial Officer or General Counsel, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that HoldCo may not delay or suspend the Registration Statement on more than two (2) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case, during any twelve (12) month period. Upon receipt of any written notice from HoldCo of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (A) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 but subject, for the avoidance of doubt, to compliance with Investor’s obligations under applicable securities laws) until the Investor receives copies of a supplemental or amended prospectus (which HoldCo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by HoldCo that it may resume such offers and sales, and (B) it will maintain the confidentiality of any information included in such written notice delivered by HoldCo unless otherwise required by law. If so directed by HoldCo, the Investor will deliver to HoldCo or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such to comply with applicable legal, regulatory, self-regulatory or professional requirements prospectus or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)

HoldCo shall indemnify and hold harmless the Investor (to the extent a seller under the Registration Statement), its officers, directors, employees and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to HoldCo by the Investor expressly for use therein.

(e)

The Investor shall indemnify and hold harmless HoldCo, its directors, officers, agents and employees, and each person who controls HoldCo (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Investor furnished in writing to HoldCo by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation. The Investor shall notify HoldCo promptly of the institution, threat or assertion of any Action arising from or in connection with the transactions contemplated by this Section 7 of which the Investor is aware.

(f)

Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(g)

The indemnification provided for under this Investment Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(h)

If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(h) from any person or entity who was not guilty of such fraudulent misrepresentation.

(i)

For purposes of this Section 7 of this Investment Agreement, (i) “Shares” shall mean, as of any date of determination, the Shares (as defined in the recitals to this Investment Agreement) and any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or otherwise, and (ii) “Investor” shall include any affiliate of the Investor to which the Investor’s rights under this Investment Agreement shall have been duly assigned.

8.

TERMINATION. This Investment Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated (b) upon the mutual written agreement of each of the parties hereto to terminate this Investment Agreement, (c) 30 days after the Agreement End Date (as defined in the Transaction Agreement as in effect on the date hereof), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations hereunder, or (d) if any of the conditions to Closing set forth in Section 2 of this Investment Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Investment Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. HoldCo shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, the Investment Agreement shall be void and of no further effect, and the Purchase Price paid by Investor to HoldCo (if any) in connection herewith shall promptly (and in any event within three (3) Business Days) be returned in full to Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by Investor, without any deduction for or on account of any tax withholding, charges or set-off.

9.	TRUST ACCOUNT WAIVER.

(a)

The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect the Business Combination. The Investor further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (the “IPO”) filed with the SEC on October 2, 2020 (the “Prospectus”), (i) as of the date hereof, substantially all of SPAC’s assets consist of the cash proceeds of the IPO and private placements of its securities conducted prior to or in conjunction with the IPO, (ii) substantially all of those proceeds have been deposited into a trust account (collectively, with interest accrued from time to time thereon, the “Trust Account”) for the benefit of SPAC, its public shareholders and certain other parties (including the underwriters of SPAC’s IPO), and (iii) the funds held from time to time in the Trust Account may only be released upon certain conditions. The Investor agrees and acknowledges that, except as otherwise described in the Prospectus and released to SPAC to pay SPAC’s income taxes, SPAC may not disburse monies from the Trust Account: (1) to SPAC, until the completion of SPAC’s business combination (as such term is used in the Prospectus), or (2) SPAC’s public shareholders, until the earliest of (a) the completion of the Business Combination, and then only in connection with those shares that such public shareholder properly elected to redeem, subject to the limitations described in the Prospectus, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend SPAC’s amended and restated memorandum and articles of association (A) to modify the substance or timing of SPAC’s obligation to provide holders of SPAC’s public shares the right to have their shares redeemed in connection with the Business Combination or to redeem 100% of SPAC’s public shares if SPAC does not complete SPAC’s Business Combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of SPAC’s public shares, and (c) the redemption of SPAC’s public shares if SPAC has not consummated its Business Combination within 24 months from the closing of the IPO, subject to applicable law. To the extent the Investor, its shareholders or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or SPAC’s Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or SPAC’s Representatives, the Investor hereby acknowledges and agrees that the Investor’s, its shareholders’ and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor, or its affiliates or shareholders (or any person claiming on any of their behalves or in lieu of any of them) to have any right, title and interest, or any claim of any kind they have or may have in the future against the Trust Account (including any distributions therefrom) or any amounts contained therein.

10.	SECURITIES LAW MATTERS.

(a)	It is understood that, except as provided below, book entry accounts evidencing the Shares must bear the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (IV) IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.

(b)

Notwithstanding the foregoing, HoldCo shall use its commercially reasonable efforts, to provide the Investor with a like number of shares not bearing such legend upon the request of the Investor (or, at HoldCo’s option, have such legend removed from the Shares) at such time as such restrictions are no longer applicable; provided, that the Investor provides any materials related thereto requested by HoldCo.

(c)

As long as the Investor shall own any of the Shares and such Shares shall not be included in the Registration Statement, and such Shares are “restricted securities” (as defined in Rule 144), HoldCo covenants to use its commercially reasonable efforts to make and keep public information available (as those terms are understood and defined in Rule 144) and file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by HoldCo after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investor with true and complete copies of all such filings to enable the Investor to resell the Shares pursuant to Rule 144; provided, that any documents publicly filed or furnished with the SEC pursuant to the SEC’s Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Investor pursuant to this Section 10(c).

11.	MISCELLANEOUS.

(a)

Press Releases and Other Public Communications. All press releases or other public communications relating to the transactions contemplated hereby between HoldCo and the Investor, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) HoldCo, and (ii) to the extent such public communication references the Investor, the Investor; provided, that neither HoldCo nor the Investor shall be required to obtain consent pursuant to this

Section 11(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11(a). The restriction in this Section 11(a) shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, however, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. In addition, this Section 11(a) shall not apply to any press release or other public communication that relates to the Contemplated Cooperation or is permitted pursuant to the Commercial agreement, all of which shall be governed solely by the terms of the Commercial Agreement.

(b)	Cleansing Disclosure; Investor-Related Disclosure.

(i)

SPAC shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Investment Agreement (the “Disclosure Time”), issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Investment Agreement and by each of the Transaction Agreement, the Separation Agreement, the PIPE Subscription Agreements and the Commercial Agreement. From and after the Disclosure Time, SPAC represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by SPAC or any of its officers, directors, employees or agents, in connection with the transactions contemplated by this Investment Agreement and by each of the Transaction Agreement, the Separation Agreement, the PIPE Subscription Agreements and the Commercial Agreement; and from and after the earlier of the Disclosure Time and the issuance or filing of the Disclosure Document, Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC or any of its respective officers, directors, employees, agent or affiliates with respect to the transactions contemplated by this Investment Agreement and by each of the Transaction Agreement, the Separation Agreement, the PIPE Subscription Agreements and the Commercial Agreement.

(ii)

The Investor hereby consents to the publication and disclosure in any press release issued by HoldCo, SPAC or HD, any Form 8-K filed by HoldCo, SPAC or HD with the SEC in connection with the execution and delivery of the Transaction Agreement or the transactions contemplated thereby and the Registration Statement (as defined in the Transaction Agreement) (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the SEC or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by HoldCo, SPAC or HD to any governmental entity or to any securityholders of HoldCo, SPAC or HD) of the Investor’s identity and beneficial ownership of the Shares and the nature of the Investor’s commitments, arrangements and understandings under and relating to this Investment Agreement (“Investor-Related Disclosure”) and, if deemed appropriate by HoldCo, HD or SPAC, a copy of this Investment Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement. HoldCo, SPAC and LiveWire shall use commercially reasonable efforts to afford the Investor and its counsel an opportunity to review any proposed Investor-Related Disclosure reasonably prior to its public disclosure and will consider in good faith any reasonable comments the Investor may make on such proposed Investor-Related Disclosure (it being understood and agreed that in no event shall such Investor-Related Disclosure exceed the scope or substance of information disclosed by HoldCo with respect to HD). The Investor will promptly provide any information reasonably requested by HoldCo, HD or SPAC for any regulatory application or filing made or approval sought in connection with the Business Combination (including filings with the SEC) to the extent readily available and to the extent consistent with its internal policies and procedures.

(c)

Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(i)	If to SPAC or HoldCo:

AEA-Bridges Impact Corp.

PO Box 1093, Boundary Hall, Cricket Square

Grand Cayman, KY-1102, Cayman Islands

Attention: Co-Chief Executive Officers

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Christian O. Nagler

Email:       christian.nagler@kirkland.com

Latham & Watkins LLP

811 Main St.

Houston, TX 77002

Attention:    Ryan J. Maierson

Jason Morelli

Email:          ryan.maierson@lw.com

jason.morelli@lw.com

(ii)	If to the Investor, to

[ ● ]

with copies to (which shall not constitute notice):

[ ● ]

(d)

Successors and Assigns. No party hereto shall transfer or assign this Investment Agreement or any part hereof without the prior written consent of each of the other parties and any such assignment without such prior written consent shall be void. Subject to the foregoing, this Investment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e)

Further Assurances. Each party hereto shall (i) execute and deliver such additional documents and use reasonable best efforts to take such additional actions as the parties reasonably may deem to be practical and necessary and (ii) use reasonable best efforts to obtain all material consents and approvals of third parties (including Governmental Authorities) that such party is required to obtain, in each case, in order to consummate the investment as contemplated by this Investment Agreement (including such consents and approvals as may be required to give effect to HoldCo’s obligations under Section 7 hereof). Without limiting the foregoing, HoldCo may request from the Investor such additional information as HoldCo may deem necessary to obtain any material consents and approvals of third parties (including Governmental Authorities), and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges and agrees that if it does not provide HoldCo with such requested information, HoldCo may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof.

(f)

Entire Agreement. This Investment Agreement (including the schedule and any exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Investment Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

(g)

Invalidity. If any provision of this Investment Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Investment Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid, illegal or unenforceable in any respect under the laws governing this Investment Agreement, they shall take any actions reasonably necessary to render the remaining provisions of this Investment Agreement valid and enforceable to the fullest extent permitted by law and, to the extent reasonably necessary, shall amend or otherwise modify this Investment Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(h)

Headings; Counterparts. The headings in this Investment Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Investment Agreement. This Investment Agreement may be executed in one or more counterparts (including by electronic mail or other electronic submission, including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i)

Governing Law. This Investment Agreement, and all claims or causes of action based upon, arising out of, or related to this Investment Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

(j)

Consent to Jurisdiction. Any proceeding or Action based upon, arising out of or related to this Investment Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Investment Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 11(j). Each party acknowledges and agrees that any controversy which may arise under this Investment Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Investment Agreement or any of the transactions contemplated hereby. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS INVESTMENT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(k)

Remedies. Each party hereto agrees that irreparable damage would occur in the event that any of the provisions of this Investment Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Investment Agreement and to specific enforcement of the terms and provisions of this Investment Agreement, in addition to any other remedy to which it is entitled at law, in equity, in contract, in tort or otherwise. In the event that any Action shall be brought in equity to enforce the provisions of this Investment Agreement, the defending party shall not allege, and such party hereby waives the defense, that there is an adequate remedy at law, and such party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(l)

Expenses. Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Investment Agreement, including all fees of its legal counsel, financial advisers and accountants.

(m)	Third-Party Beneficiaries. The parties hereto agree that HD and SPAC are express third-party beneficiaries of, and may enforce HoldCo’s and their rights with respect to, this Investment Agreement.

(n)

Independent Rights and Obligations. For the avoidance of doubt, all obligations of the Investor hereunder are separate and several from the obligations of any PIPE Investor. Nothing contained herein or in any PIPE Subscription Agreement, and no action taken by the Investor or any PIPE Investors pursuant hereto or thereto, shall be deemed to constitute the Investor and any PIPE Investor(s) as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any PIPE Investor(s) are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Investment Agreement and the PIPE Subscription Agreements. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Investment Agreement, and it shall not be necessary for any PIPE Investor to be joined as an additional party in any proceeding for such purpose.

12.

NO HEDGING. The Investor agrees that, from the date hereof until the Closing Date or the earlier termination of this Investment Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any Shares or any securities of SPAC prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of SPAC, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 12 shall not apply to long sales (including sales of securities held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the date hereof and securities purchased by the Investor in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments. Notwithstanding the foregoing, nothing in this Section 12 (i) shall prohibit any entities under common management with the Investor that have no knowledge (constructive or otherwise) of this Investment Agreement or of Investor’s participation in the transactions contemplated hereby from entering into any of the transactions set forth in the first sentence of this Section 12; and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers or desks manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 12 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Investment Agreement.

13.

NON-RELIANCE. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the SEC Reports and the statements, representations and warranties explicitly contained in this Investment Agreement, in making its decision to purchase the Shares hereunder.

14.

EQUAL TREATMENT. In the event that HoldCo, SPAC or LiveWire, on or prior to the closing date of the Business Combination, shall enter into with any Comparable Investor (as defined below) any agreement (including any side letter or similar letter or any amendment, modification or waiver of the terms of any existing agreement) that has the effect of establishing rights or terms in favor of or otherwise benefiting such Comparable Investor with respect to the subscription for, or purchase of, newly issued equity securities of HoldCo (including by reducing liabilities or obligations of such Comparable Investor or by resulting in an effective lower Per-Share Price than that paid by the Investor hereunder (including through the issuance or grant of warrants or options)) that are more favorable in any material respect than such rights or terms established in favor of the Investor hereunder (“Additional Rights”), the Investor, SPAC and HoldCo shall promptly amend and restate this Agreement to provide Investor with such Additional Rights. A “Comparable Investor” means any person investing in or subscribing for any newly issued securities of HoldCo in connection with the closing of the Business Combination for an aggregate amount of consideration that is equal to or less than the Purchase Price payable by the Investor hereunder. For the avoidance of doubt, in no event shall HD or AEA-Bridges Impact Sponsor LLC or any of their respective affiliates be deemed to be a Comparable Investor for any purpose hereunder.

15.

NON-RECOURSE. This Investment Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to any breach of any term or condition of this Investment Agreement may only be brought against, the entities that are expressly named as parties hereto and then only to the extent of the specific obligations set forth herein with respect to such party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Investment Agreement on the day and year first above written.

AEA-BRIDGES IMPACT CORP.

By:
Name:
Title:

[Signature Page to Investment Agreement]

LW EV HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Investment Agreement]

Investor:

[ ● ]

By:
Name:
Title:

[Signature Page to Investment Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Investment Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Investment Agreement. The Investor must check the applicable box in either Part A or Part B below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Investment Agreement.